As filed with the Securities and Exchange Commission on November 17, 2025

Registration No: 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HYPERION DEFI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

(833) 393-6684

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hyunsu Jung

Interim Chief Executive Officer

23461 S. Pointe Drive, Suite 390

Laguna Hills, CA 92653

Tel: (833) 393-6684

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan Gates

Covington & Burling LLP

One International Place

Boston, Massachusetts 02110-2627

Tel: (617) 603-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Hyperion DeFi, Inc. (the “Company”) is registering under this registration statement an aggregate of $1,000,000,000 of securities, including, in accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”).

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of up to $1,000,000,000 in the aggregate of our common stock, preferred stock, debt securities, warrants, units and rights from time to time in one or more offerings; and

•	a sales agreement prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of our common stock that may be issued and sold from time to time under a Sales Agreement, dated as of November 14, 2025 (the “Sales Agreement”), with Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC (the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $500,000,000 of common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $1,000,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with the Sales Agents, any portion of the $500,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $1,000,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement subject to any applicable limitations set forth herein and therein.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated November 17, 2025

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights

From time to time, we may offer and sell up to $1,000,000,000 of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “HYPD.” On November 13, 2025, the last reported sale price of our common stock was $4.97 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 9 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings, up to a total amount of $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the “Exchange Act”).

We have not authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus to “Hyperion DeFi,” “HYPD,” “the Company,” “we,” “us,” “our,” or similar references, refer to Hyperion DeFi, Inc., except where the context otherwise requires or as otherwise indicated.

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ABOUT HYPERION DEFI

Overview

Hyperion DeFi, Inc., formerly known as Eyenovia, Inc., is the first U.S. publicly listed company building a long-term strategic treasury of HYPE in addition to being a pioneering digital ophthalmic technology company. We are working to provide our shareholders with simplified exposure to the Hyperliquid ecosystem, which we believe to be one of the highest revenue-generating blockchains in the world. At the same time, we continue to execute on our planned completion of development and registration of our Optejet ophthalmic liquid delivery device.

HYPE Treasury

Hyperliquid is a layer one (L1) blockchain engineered for transparent high-frequency finance. The blockchain hosts fully on-chain perpetual futures and spot order books, with every order, cancel, trade and liquidation occurring within 70 millisecond block times and offering up to 200,000 transactions per second, resulting in near-instant trade settlement. The Hyperliquid blockchain also hosts the HyperEVM, a general-purpose smart contract platform that, like Ethereum, supports permissionless decentralized financial applications.

Hyperliquid supports non-custodial trading via its performant HyperCore order books, with perpetual futures trading for a range of digital assets with Bitcoin (BTC), Ether (ETH), Ripple (XRP), Solana (SOL) and Sui (SUI) driving its utilization. Perpetual futures are a type of cryptocurrency derivative contract that allows traders to speculate on the price of an asset without owning the underlying asset itself. Unlike traditional futures contracts, perpetual futures have no expiration date, allowing traders to hold positions indefinitely, as long as they meet margin requirements. Hyperliquid utilizes a traditional order book system. This approach allows traders to place bids and asks for various assets, more akin to a centralized cryptocurrency exchange than other decentralized exchanges that rely on automated market makers to fulfill orders. The Hyperliquid blockchain is available to any potential user with a compatible cryptocurrency wallet such as MetaMask, Phantom, and Coinbase Wallet. However, Hyperliquid interface operators can choose to block persons in certain jurisdictions or sanctioned wallets as required via solutions such as geoblocking and address screening.

HYPE is the native token of Hyperliquid. The total supply of HYPE is 1 billion, with 31% of the supply issued in November 2024. 38.88% of the total supply is reserved for future community emissions. HYPE serves multiple purposes: users can stake HYPE to reduce their trading fees, use it to conduct transactions on the HyperEVM, and even use it as collateral on various DeFi applications. In addition, Hyperliquid has a unique network mechanism that autonomously purchases and removes HYPE tokens from circulation. This is done by using the trading fees generated on the network’s order books to buy back available HYPE: approximately 99% of daily fees are allocated to this mechanism, which serves as a consistent “marginal buyer” for the token. As of October 2025, more than 30 million HYPE have been removed from circulation.

The Hyperliquid L1 is a proof-of-stake blockchain, in which validators that have staked the threshold number of HYPE are selected to produce blocks, and will receive rewards when they successfully validate blocks. Holders of HYPE can delegate to validators who then are able to vote on certain decisions regarding the platform, such as the listing and de-listing of new markets. Any holder of HYPE can delegate HYPE to a validator to earn staking rewards, should the validator successfully participate in network consensus. Staked HYPE is locked until un-staked, subject to a seven-day un-staking queue before HYPE is released back to the user. The Company initialized the staking process on July 1, 2025, and as of September 30, 2025, it had approximately 834,050.16 HYPE staked directly to the Kinetiq x Hyperion validator, described further below.

Key Metrics of Hyperliquid and HYPE as of October 31, 2025

•	One of the highest revenue generating blockchain cryptocurrencies; ranked #11 market cap (excluding stablecoins)

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•	Hyperliquid generates annual revenue of approximately $1.3 billion, based on an October 2025 observed run-rate of $3-$3.5 million per day. In addition, platforms built on Hyperliquid earn approximately $2 million in fees per day, bringing the total to $5 million per day across the blockchain and platforms

•	Approximately 99% of Hyperliquid revenues are used by the Hyperliquid Assistance Fund, which has cumulatively purchased and owns 34.25 million HYPE tokens with a market value of $1.45 billion

•	There have been over 800,000 cumulative Hyperliquid marketplace users since inception

•	The Hyperliquid Token’s maximum supply is 1 billion, of which the circulating supply is 337 million, corresponding to a market capitalization outstanding of approximately $14.3 billion

•	Daily trading volume on Hyperliquid exceeds $12 billion

•	Cumulative Hyperliquid fees have exceeded $700 million since inception

•	Cumulative cryptocurrency perpetuals trading volume on Hyperliquid has exceeded $3 trillion since inception

Digital Assets Business Activities

Since the Company first pivoted to its Hyperliquid DeFi strategy, we have continued to emphasize that our business is “more than just HYPE”. The accumulation of HYPE is the first step in a broader DeFi monetization roadmap that continues to accelerate.

As part of our broader on-chain engagement strategy, we announced a co-branded Hyperliquid validator referred to as “Kinetiq x Hyperion”, with Kinetiq, a liquid staking protocol built natively for the Hyperliquid ecosystem. Validator operations are further supported by infrastructure provided by Pier Two, an institutional staking services provider. Under our Joint Validator Operators Agreement, we pay a percentage of validator commissions to each of Kinetiq and Pier Two, both of which provide supporting services for the validator. By running our own validator, we can directly access HYPE staking yield in addition to supporting Hyperliquid’s network stability and security. With the rapid growth of our Kinetiq x Hyperion validator, which has over 13 million in delegated HYPE as of October 31, 2025, we play a meaningful role in stewarding the future growth of the Hyperliquid ecosystem, given that HYPE is required to participate in ecosystem governance.

In addition to our validator operations, staked HYPE can be deployed to access various utilities in the Hyperliquid ecosystem. For example, HYPE staked in user accounts reduces their trading fees or increases the revenue share from referring new users, both of which could serve as revenue opportunities for the Company. Specifically, the validator potentially enables us to create unique financial products built around the demand for these network benefits from those who do not have access to HYPE. With this opportunity identified, we developed and launched the HYPE Asset Use Service product (HAUS), a first-of-its-kind on-chain service, and announced our first deal with proprietary trading firm Credo. Through this HAUS Credo arrangement, we provided the use of staked HYPE to Credo, enabling them to access substantial fee reductions when trading on Hyperliquid, and a share of the resulting net fee savings return to us as revenues. More importantly, we believe that this arrangement will encourage trading firms and broader market participants that trade on other venues to migrate additional trading volume and activity to Hyperliquid.

More recently, the Hyperliquid network implemented the HIP-3 (Hyperliquid Improvement Proposal 3) upgrade, which enables any user with 500,000 HYPE staked at a deployer address to launch a custom on-chain perpetual futures market for non-crypto assets such as equities, commodities and indices. These network upgrades expand both Hyperliquid’s product suite and its potential user base, further establishing it as a premier on-chain destination for financial activity. To support HIP-3, the Company provided Felix, one of the earliest HyperEVM protocols, with the HYPE required to launch a perpetuals future market and will earn a share of the fees earned from trading activity.

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Beyond engaging with Hyperliquid’s flagship exchange product, users can also deploy HYPE into the HyperEVM for various strategies such as lending and liquidity provisioning. The Company is the first public company on HyperEVM, staking a significant portion of its native HYPE into Kinetiq’s uniquely designed iHYPE (institutional HYPE) product. This enabled the Company to earn staking yield on its HYPE while also gaining access to a unique liquid receipt token, HiHYPE (Hyperion iHYPE), which is used for various on-chain and off-chain strategies. The Company has also earned kPoints, a participation-based incentive that qualifies the Company to receive a portion of the upcoming airdrop of Kinetiq’s KNTQ token. This reflects yet another DeFi strategy that translates into additional yield from and ownership of key products built on Hyperliquid.

By prudently building and deploying a treasury of HYPE, we believe that we can rapidly accelerate the growth of the Hyperliquid ecosystem and further its adoption, potentially creating a powerful flywheel effect that may drive platform usage, increase protocol value and strengthen the long-term position of both the Hyperliquid ecosystem and the Company.

The Optejet

We are also developing the proprietary Optejet User Filled Device (the “Optejet UFD”) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet UFD is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance monitoring versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

The ergonomic and functional design of the Optejet UFD allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets that is comfortable and matches the amount of fluid that the front of the eye can hold. The precise delivery of a low-volume columnar spray by the Optejet UFD helps ensure instillation success while minimizing contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet UFD has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.

A more physiologically appropriate volume of medication in the range of seven to ten microliters is delivered by the Optejet UFD, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredients and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.

We anticipate registering the second generation of the Optejet UFD as a liquid drug delivery device, based on our experience with MydCombi®. MydCombi was the only Food and Drug Administration-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine, in the United States delivered with technology that is nearly identical to the first generation of the Optejet UFD.

Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. On July 1, 2025, we changed our name to Hyperion DeFi, Inc. Our principal executive office is located at 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, and our telephone number is (833) 393-6684. We maintain a website at www.hyperiondefi.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

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RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference herein and therein. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	the viability of, and risks associated with, our cryptocurrency treasury strategy;

•	our ability to make payments on our debt;

•	our expectations related to the use of proceeds from our financings;

•	our intellectual property position;

•	our ability to attract and retain key personnel;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations;

•	general or regional economic conditions;

•	changes in U.S. GAAP; and

•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including, but not limited to, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference herein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment of debt obligations, and acquisitions, should we choose to pursue any. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

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DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), Second Amended and Restated Bylaws (the “Bylaws”), and applicable provisions of the Delaware General Corporation Law (the “DGCL”). Therefore, you should carefully consider the actual provisions of our Charter and Bylaws as well as relevant portions of the DGCL.

General

Our authorized capital stock consists of (i) 600,000,000 shares of common stock, par value $0.0001 per share, and (ii) 60,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2025, 7,162,659 shares of common stock were outstanding and 5,435,897 shares of preferred stock were outstanding, all of which are Series A Preferred Stock (as defined below). All outstanding shares of our common stock and preferred stock are fully paid and nonassessable.

Common Stock

Voting Rights and Cumulative Voting

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Our Charter provide that stockholders are not entitled to cumulate votes in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Preemptive Rights; Redemption or Sinking Fund

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HYPD.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660.

Warrants

As of September 30, 2025, we had outstanding warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share.

Preferred Stock

We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 60,000,000 shares of preferred stock, par value $0.0001 per share.

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On June 20, 2025, we filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) with the Secretary of State of the State of Delaware to provide for the designation of the Company’s Series A Non-Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) which became effective upon filing.

Holders of shares of Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to an annual rate of 6%, payable quarterly in arrears in cash or, at the Company’s option, shares of common stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) agree to a any consolidation or merger, consolidation, amalgamation or arrangement to which the Company is a party, or to any sale or transfer of all or substantially all of the assets of the Company, (b) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, (c) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock, (d) increase or decrease the size of the Board, or (e) incur additional indebtedness other than presently outstanding indebtedness. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the applicable purchase price per share of Series A Preferred Stock originally paid by the holder, plus any dividends declared but unpaid thereon, and (ii) the same amount that a holder of common stock would receive if the Series A Preferred Stock were fully converted to common stock (disregarding for such purpose any beneficial ownership limitations). Each share of Series A Preferred Stock will be convertible at any time and from time to time, at the option of the holder, into a number of shares of common stock equal to the Conversion Ratio (as defined in the Certificate of Designation), subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of common stock issued and outstanding immediately after giving effect to such conversion.

We will fix the voting rights, designations, preferences and rights of the preferred stock of each additional series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series that we file pursuant to the DGCL. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;
•	the number of shares offered;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of such deferral period;
•	the procedures for auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any;
•	preemptive rights, if any;

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•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 6,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, president, chief executive officer or such other persons that the board of directors may designate.

Requirements for Advance Notification of Stockholder Nomination. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or the nominating committee of the board of directors.

Removal of Directors. Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and upon the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

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Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

The provisions of the DGCL, our Certificate and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

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You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Hyperion DeFi) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•	immediately after giving effect to the transaction, no Default, or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Hyperion DeFi and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Hyperion DeFi; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

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No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith and in compliance with the indenture that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

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DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

•	Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Hyperion DeFi.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements that contain the terms of the rights. Specific rights agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each rights agreement relating to rights offered under this prospectus.

If we offer any rights, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the public offering price;

•	any delayed delivery arrangements;

•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers;

•	estimated offering expenses; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

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Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.hyperiondefi.com, through which you can access our SEC filings. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025, as amended on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, that we filed with the SEC on May 19, 2025, August 13, 2025 and November 13, 2025, respectively;

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•	our Current Reports on Form 8-K that we filed with the SEC on January 16, 2025, January 24, 2025, January 28, 2025, January 31, 2025, February 24, 2025, February 25, 2025, March 20, 2025, May 2, 2025, May 2, 2025, June 5, 2025, June 24, 2025, June 27, 2025, July 2, 2025, August 21, 2025, September 8, 2025, September 24, 2025, September 29, 2025, October 2, 2025 and October 31, 2025 (in all cases, except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38365.

In addition, any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed incorporated by reference into this prospectus such future filings updates and supplements the information provided in this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.hyperiondefi.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Hyperion DeFi, Inc., 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, (833) 393-6684, Attention: Corporate Secretary.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated November 17, 2025

PROSPECTUS

Up to $500,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC (the “Sales Agents”), dated as of November 14, 2025, relating to the sale of shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time through or to the Sales Agents.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HYPD”. On November 13, 2025, the last reported sale price of our common stock on Nasdaq was $4.97 per share.

Sales of the common stock, if any, under this prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be an “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Sales Agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agents for sales of our common stock will be 4.0% of the gross proceeds of any common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page 17 of this prospectus for additional information regarding the compensation to be paid to the Sales Agents. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor                                 Chardan

The date of this prospectus is          , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock having an aggregate offering price of up to $500,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agents have not, authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus and in any related free writing prospectus filed by us with the SEC. Neither we nor either of the Sales Agents takes any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus to “Hyperion DeFi,” “HYPD,” “the company,” “we,” “us,” “our,” or similar references, refer to Hyperion DeFi, Inc., except where the context otherwise requires or as otherwise indicated.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of the company and this offering, you should read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference herein. If you invest in our securities, you are assuming a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference herein.

Overview

Hyperion DeFi, Inc., formerly known as Eyenovia, Inc., is the first U.S. publicly listed company building a long-term strategic treasury of HYPE in addition to being a pioneering digital ophthalmic technology company. We are working to provide our shareholders with simplified exposure to the Hyperliquid ecosystem, which we believe to be one of the highest revenue-generating blockchains in the world. At the same time, we continue to execute on our planned completion of development and registration of our Optejet ophthalmic liquid delivery device.

HYPE Treasury

Hyperliquid is a layer one (L1) blockchain engineered for transparent high-frequency finance. The blockchain hosts fully on-chain perpetual futures and spot order books, with every order, cancel, trade and liquidation occurring within 70 millisecond block times and offering up to 200,000 transactions per second, resulting in near-instant trade settlement. The Hyperliquid blockchain also hosts the HyperEVM, a general-purpose smart contract platform that, like Ethereum, supports permissionless decentralized financial applications.

Hyperliquid supports non-custodial trading via its performant HyperCore order books, with perpetual futures trading for a range of digital assets with Bitcoin (BTC), Ether (ETH), Ripple (XRP), Solana (SOL) and Sui (SUI) driving its utilization. Perpetual futures are a type of cryptocurrency derivative contract that allows traders to speculate on the price of an asset without owning the underlying asset itself. Unlike traditional futures contracts, perpetual futures have no expiration date, allowing traders to hold positions indefinitely, as long as they meet margin requirements. Hyperliquid utilizes a traditional order book system. This approach allows traders to place bids and asks for various assets, more akin to a centralized cryptocurrency exchange than other decentralized exchanges that rely on automated market makers to fulfill orders. The Hyperliquid blockchain is available to any potential user with a compatible cryptocurrency wallet such as MetaMask, Phantom, and Coinbase Wallet. However, Hyperliquid interface operators can choose to block persons in certain jurisdictions or sanctioned wallets as required via solutions such as geoblocking and address screening.

HYPE is the native token of Hyperliquid. The total supply of HYPE is 1 billion, with 31% of the supply issued in November 2024. 38.88% of the total supply is reserved for future community emissions. HYPE serves multiple purposes: users can stake HYPE to reduce their trading fees, use it to conduct transactions on the HyperEVM, and even use it as collateral on various DeFi applications. In addition, Hyperliquid has a unique network mechanism that autonomously purchases and removes HYPE tokens from circulation. This is done by using the trading fees generated on the network’s order books to buy back available HYPE: approximately 99% of daily fees are allocated to this mechanism, which serves as a consistent “marginal buyer” for the token. As of October 2025, more than 30 million HYPE have been removed from circulation.

The Hyperliquid L1 is a proof-of-stake blockchain, in which validators that have staked the threshold number of HYPE are selected to produce blocks, and will receive rewards when they successfully validate blocks. Holders of HYPE can delegate to validators who then are able to vote on certain decisions regarding the platform, such as the listing and de-listing of new markets. Any holder of HYPE can delegate HYPE to a validator to earn staking rewards, should the validator successfully participate in network consensus. Staked HYPE is locked until un-staked, subject to a seven-day un-staking queue before HYPE is released back to the user. The Company initialized the staking process on July 1, 2025, and as of September 30, 2025, it had approximately 834,050.16 HYPE staked directly to the Kinetiq x Hyperion validator, described further below.

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Key Metrics of Hyperliquid and HYPE as of October 31, 2025

•	One of the highest revenue generating blockchain cryptocurrencies; ranked #11 market cap (excluding stablecoins)

•	Hyperliquid generates annual revenue of approximately $1.3 billion, based on an October 2025 observed run-rate of $3-$3.5 million per day. In addition, platforms built on Hyperliquid earn approximately $2 million in fees per day, bringing the total to $5 million per day across the blockchain and platforms

•	Approximately 99% of Hyperliquid revenues are used by the Hyperliquid Assistance Fund, which has cumulatively purchased and owns 34.25 million HYPE tokens with a market value of $1.45 billion

•	There have been over 800,000 cumulative Hyperliquid marketplace users since inception

•	The Hyperliquid Token’s maximum supply is 1 billion, of which the circulating supply is 337 million, corresponding to a market capitalization outstanding of approximately $14.3 billion

•	Daily trading volume on Hyperliquid exceeds $12 billion

•	Cumulative Hyperliquid fees have exceeded $700 million since inception

•	Cumulative cryptocurrency perpetuals trading volume on Hyperliquid has exceeded $3 trillion since inception

Digital Assets Business Activities

Since the Company first pivoted to its Hyperliquid DeFi strategy, we have continued to emphasize that our business is “more than just HYPE”. The accumulation of HYPE is the first step in a broader DeFi monetization roadmap that continues to accelerate.

As part of our broader on-chain engagement strategy, we announced a co-branded Hyperliquid validator referred to as “Kinetiq x Hyperion”, with Kinetiq, a liquid staking protocol built natively for the Hyperliquid ecosystem. Validator operations are further supported by infrastructure provided by Pier Two, an institutional staking services provider. Under our Joint Validator Operators Agreement, we pay a percentage of validator commissions to each of Kinetiq and Pier Two, both of which provide supporting services for the validator. By running our own validator, we can directly access HYPE staking yield in addition to supporting Hyperliquid’s network stability and security. With the rapid growth of our Kinetiq x Hyperion validator, which has over 13 million in delegated HYPE as of October 31, 2025, we play a meaningful role in stewarding the future growth of the Hyperliquid ecosystem, given that HYPE is required to participate in ecosystem governance.

In addition to our validator operations, staked HYPE can be deployed to access various utilities in the Hyperliquid ecosystem. For example, HYPE staked in user accounts reduces their trading fees or increases the revenue share from referring new users, both of which could serve as revenue opportunities for the Company. Specifically, the validator potentially enables us to create unique financial products built around the demand for these network benefits from those who do not have access to HYPE. With this opportunity identified, we developed and launched the HYPE Asset Use Service product (HAUS), a first-of-its-kind on-chain service, and announced our first deal with proprietary trading firm Credo. Through this HAUS Credo arrangement, we provided the use of staked HYPE to Credo, enabling them to access substantial fee reductions when trading on Hyperliquid, and a share of the resulting net fee savings return to us as revenues. More importantly, we believe that this arrangement will encourage trading firms and broader market participants that trade on other venues to migrate additional trading volume and activity to Hyperliquid.

More recently, the Hyperliquid network implemented the HIP-3 (Hyperliquid Improvement Proposal 3) upgrade, which enables any user with 500,000 HYPE staked at a deployer address to launch a custom on-chain perpetual futures market for non-crypto assets such as equities, commodities and indices. These network upgrades expand both Hyperliquid’s product suite and its potential user base, further establishing it as a premier on-chain destination for financial activity. To support HIP-3, the Company provided Felix, one of the earliest HyperEVM protocols, with the HYPE required to launch a perpetuals future market and will earn a share of the fees earned from trading activity.

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Beyond engaging with Hyperliquid’s flagship exchange product, users can also deploy HYPE into the HyperEVM for various strategies such as lending and liquidity provisioning. The Company is the first public company on HyperEVM, staking a significant portion of its native HYPE into Kinetiq’s uniquely designed iHYPE (institutional HYPE) product. This enabled the Company to earn staking yield on its HYPE while also gaining access to a unique liquid receipt token, HiHYPE (Hyperion iHYPE), which is used for various on-chain and off-chain strategies. The Company has also earned kPoints, a participation-based incentive that qualifies the Company to receive a portion of the upcoming airdrop of Kinetiq’s KNTQ token. This reflects yet another DeFi strategy that translates into additional yield from and ownership of key products built on Hyperliquid.

By prudently building and deploying a treasury of HYPE, we believe that we can rapidly accelerate the growth of the Hyperliquid ecosystem and further its adoption, potentially creating a powerful flywheel effect that may drive platform usage, increase protocol value and strengthen the long-term position of both the Hyperliquid ecosystem and the Company.

The Optejet

We are also developing the proprietary Optejet User Filled Device (the “Optejet UFD”) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet UFD is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance monitoring versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

The ergonomic and functional design of the Optejet UFD allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets that is comfortable and matches the amount of fluid that the front of the eye can hold. The precise delivery of a low-volume columnar spray by the Optejet UFD helps ensure instillation success while minimizing contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet UFD has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.

A more physiologically appropriate volume of medication in the range of seven to ten microliters is delivered by the Optejet UFD, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredients and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.

We anticipate registering the second generation of the Optejet UFD as a liquid drug delivery device, based on our experience with MydCombi®. MydCombi was the only Food and Drug Administration-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine, in the United States delivered with technology that is nearly identical to the first generation of the Optejet UFD.

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Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. On July 1, 2025, we changed our name to Hyperion DeFi, Inc. Our principal executive office is located at 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, and our telephone number is (833) 393-6684. We maintain a website at www.hyperiondefi.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $500,000,000.

Common stock to be outstanding after this offering	Up to 107,766,281 shares, assuming sales of 100,603,622 shares of common stock are made in this offering at an offering price of $4.97 per share, which was the last reported sale price of shares of our common stock on Nasdaq on November 13, 2025. The actual number of shares that may be issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time on the Nasdaq or other existing trading market for shares of our common stock through or to the Sales Agents. See the section entitled “Plan of Distribution” on page 17 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include the partial repayment of amounts outstanding under the Loan and Security Agreement (as defined herein) and building the Company’s reserve of the HYPE token. See the section titled “Use of Proceeds” on page 15 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The Nasdaq Capital Market symbol	Our shares of common stock are traded on the Nasdaq under the symbol “HYPD”.

The number of shares of common stock outstanding immediately after this offering is based on 7,162,659 shares of common stock outstanding as of September 30, 2025 (or 8,097,659 shares of common stock on a pro forma basis to include 935,000 shares of common stock issued since September 30, 2025 pursuant to our ATM program).

This number excludes:

•	97,137 shares of our common stock underlying outstanding options to purchase common stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $89.17 per share;

•	1,578,151 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of September 30, 2025;

•	3,765,076 shares of our common stock reserved for future issuance under the 2014 Plan and the 2018 Plan as of September 30, 2025;

•	warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share as of September 30, 2025; and

•	600,000 shares of our common stock issuable in connection with restricted stock units granted as an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4).

Unless otherwise noted, the information in this prospectus reflects and assumes no exercise of outstanding options or warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties, as well as other information, in this prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 thereto, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated herein by reference, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus. The risks set forth in this prospectus and incorporated herein by reference are those which we believe are the material risks that we face. These risks are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution.

The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of an aggregate of 100,603,622 shares of our common stock at a price of $4.97 per share, the last reported sale price of our common stock on the Nasdaq on November 13, 2025, if you purchase shares of common stock in this offering, you would experience immediate dilution of $0.15 per share, representing the difference between the price paid in this offering per share and our pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock in a negative manner, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

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Delisting of our common stock from Nasdaq could prevent us from maintaining an active, liquid and orderly trading market for our common stock.

Our ability to publicly or privately sell equity securities and the liquidity of our common stock would be adversely affected if we are delisted from Nasdaq or if we are unable to transfer our listing to another stock market. On September 18, 2024, we were notified by The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) that we were in breach of Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), for continued listing on Nasdaq because the minimum bid price of our listed securities for 30 consecutive business days had been less than $1 per share. On December 12, 2024, we received a letter from the Nasdaq Stock Market notifying us that, because the closing bid price for our common stock was below $0.10 per share for 10 consecutive trading days, we were in breach of Listing Rule 5810(c)(3)(A)(iii). On January 31, 2025, we executed an 80-for-1 reverse stock split, following which we were notified by the Nasdaq Stock Market that we had regained compliance with the Minimum Bid Price Requirement. Nasdaq Stock Market Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Minimum Bid Price Requirement and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and the Nasdaq Listing Qualifications Department is obligated to immediately issue a delisting determination. Therefore, if we were to fall out of compliance with the Minimum Bid Price Requirement prior to January 31, 2026, we would not be able to effect a reverse stock split and would immediately be issued a delisting determination.

On April 29, 2025, we received a notice from the Staff of the Nasdaq Stock Market stating that the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 was below the Minimum Equity Requirement. On September 2, 2025, we received a notice from the Staff indicating that the Company has regained compliance with the Minimum Equity Requirement.

Although we have regained compliance with the Minimum Bid Price Requirement and the Minimum Equity Requirement, there can be no assurance that we will continue to satisfy those or any other continued listing requirements and maintain the listing of our common stock on Nasdaq. If our common stock is delisted by the Nasdaq Stock Market, it could lead to a number of negative implications, including an adverse effect on the price of our common stock, deterring broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, increased volatility in our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

If our common stock is delisted by the Nasdaq Stock Market, the price of our common stock may decline, and although our common stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, an investor may find it more difficult to dispose of their common stock or obtain accurate quotations as to the market value of our common stock. If our common stock is delisted from Nasdaq, trading in our securities may be subject to the SEC’s “penny stock” rules. These “penny stock” rules will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Further, if our common stock is delisted, we would incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $500,000,000 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold in this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

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It is not possible to predict the actual number of shares of common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agents after the delivery of a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. See “Use of Proceeds” on page 15 of this prospectus for a description of our proposed use of proceeds from this offering.

The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

RISKS RELATED TO OUR HYPE TOKEN TREASURY STRATEGY

The Hyperliquid platform and technologies and HYPE have a limited operating history.

Hyperliquid blockchain, exchange and related products launched in early 2023, and the HYPE token launched in November 2024.  Hyperliquid is an early-stage project with a limited operating history. Developers, validators, traders and market makers may not adopt Hyperliquid’s technology, and we believe that Hyperliquid’s adoption will likely depend on significant platform and product development and differentiation in a highly competitive market. A failure to scale, unexpected technical flaws, privacy issues or the lack of engagement could materially reduce demand for HYPE and adversely affect its value.

Because our treasury strategy is currently focused on holdings of HYPE, our treasury assets are highly dependent upon the value and performance of the Hyperliquid platform and HYPE. If the Hyperliquid platform fails to achieve its objective, or has significant setbacks or delays, the value of HYPE may severely decline, which could materially and adversely impact the value of our treasury assets, liquidity, and our financial condition, which could have a substantial impact on the value of our common stock.

HYPE is subject to extreme price volatility, and any sustained decline in the market price of HYPE could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our Common Stock.

The price of HYPE has exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, HYPE may experience larger or more frequent price swings than traditional asset classes. A rapid decrease in the price of HYPE -whether the result of negative perception, a lack of stability on the digital asset trading platforms on which HYPE trades, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors-could materially reduce the value of any HYPE we hold, force us to recognize impairment charges, and depress the market price of our securities.

Additionally, large portions of HYPE have been reported to be held by the Hyperliquid core contributors. As a result, trading activity by these parties could have a material impact on the price and trading volume of HYPE. Further, to the Company's knowledge, the core contributors and other large holders of HYPE will begin to “unlock” their tokens beginning on November 29, 2025, meaning that they will be able to sell some of their HYPE starting on such date and at periodic unlock dates over the next 24 months. The large influx of HYPE increases the circulating supply, which can lead to a price drop if demand does not increase proportionally to absorb the new tokens. If all HYPE tokens that are unlocked on that day and future unlock dates are immediately sold, this could have significant impacts on the price of HYPE on or around such unlock dates and depress the price of our common stock.

HYPE is a highly volatile asset, and fluctuations in the price and liquidity of HYPE may influence our financial results and the market price of our listed securities.

Our financial condition is substantially dependent on the market price and liquidity of HYPE tokens, which are subject to extreme volatility and limited trading venues. Substantially all of our treasury assets are concentrated in HYPE tokens, the native cryptocurrency of the Hyperliquid protocol. HYPE tokens have experienced significant price volatility, and our financial results will fluctuate materially based on HYPE token price movements. Unlike our previous cash and cash equivalent holdings, HYPE tokens cannot be readily converted to cash and are subject to significant liquidity constraints. We depend on the continued success and adoption of the Hyperliquid protocol for the value of our treasury holdings.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of HYPE decreased substantially, including as a result of:

•	decreased user and investor confidence in HYPE, including due to the various factors described in this filing;
•	investment and trading activities such as (i) trading activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of HYPE by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Hyperliquid core team;
•	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, HYPE, Hyperliquid or the broader digital assets industry;
•	changes in consumer preferences and the perceived value or prospects of HYPE or the utility of Hyperliquid;
•	competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
•	a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of HYPE or adversely affect investor confidence in digital assets generally;

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•	developments relating to the Hyperliquid blockchain, including (i) changes to the Hyperliquid blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the Hyperliquid blockchain, changes to the maximum number of HYPE outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the Hyperliquid blockchain and the Hyperliquid interface to adapt to security, technological, legal or other challenges; and (iii) changes to the Hyperliquid blockchain that introduce software bugs, security risks or other elements that adversely affect HYPE;
•	disruptions, failures, unavailability, or interruptions in services of trading venues for HYPE;
•	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custody infrastructure providers, trading venues, lending platforms, investment funds, or other digital asset industry participants;
•	regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Hyperliquid and its associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, HYPE or other L1 blockchains, or that adversely affect the operations of or otherwise prevent digital asset custody infrastructure providers, trading venues, lending platforms or other digital assets industry participants from accessing the Hyperliquid decentralized exchange and its associated products or operating in a manner that allows them to continue to deliver services to the digital assets industry; For example, currently Hyperliquid blocks trading access to US persons because perpetual futures are not permitted for unrestricted trading in the US. If Hyperliquid determines it is necessary to block other jurisdictions, its trading volume could be significantly limited which could have a material impact on the price of HYPE. Additionally, users that are not eligible to access Hyperliquid and that Hyperliquid has attempted to block may use various means to circumvent Hyperliquid’s geoblocking efforts to access perpetual futures and other trading products via Hyperliquid. Notwithstanding that this would be a violation of Hyperliquid’s terms, US or other regulators may take action against Hyperliquid or may require Hyperliquid to take additional steps to prevent access by ineligible users from blocked jurisdictions which could result in changes to the protocol or require compliance steps that may impact trading volume on Hyperliquid which could have a material impact on the demand for and price of HYPE.
•	transaction congestion and fees associated with processing transactions on the Hyperliquid network;
•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations;
•	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Hyperliquid blockchain becoming insecure or ineffective; and
•	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Moreover, the price of our common stock has been and is likely to continue to be volatile, and with the adoption of our cryptocurrency treasury strategy, we have seen and expect to continue to see additional volatility in our stock price. In addition, if investors view the value of our listed securities as dependent upon or linked to the value or change in the value of our HYPE holdings, the price of HYPE may significantly influence the market price of our listed securities. The price of HYPE has historically been, and is likely to continue to be, volatile. Since December 4, 2024 (the first date for which public information of the HYPE token price is available at TradingView.com) through November 10, 2025, the token price of HYPE, based on the price reported by TradingView.com as of 23:59 p.m. UTC on each day, has ranged from as low as $10.26 (April 6, 2025) to as high as $58.60 (September 18, 2025).

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HYPE faces unique technical, governance and concentration risks that could materially affect its long-term viability.

HYPE is a high-throughput Layer 1 blockchain with an architectural feature that differs significantly from other blockchains, such as Ethereum. While these features allow for rapid processing of transactions, they introduce risks that could adversely impact the value of HYPE and the stability of the HYPE network. HYPE has previously experienced a network outage that resulted in slow operations and user inability to close positions. If this kind of network outage were to recur, the confidence of the HYPE development community and its users could be adversely affected, which could cause a decline in the value of HYPE. Structural flaws could emerge that require a fork, which may have an adverse impact on the HYPE network and our holdings.

In addition, the concentration of validators on the Hyperliquid network presents centralization risks that could affect the security and value of our HYPE token holdings. The Hyperliquid blockchain currently operates with a limited number of validators (approximately 24 as of the date of this filing), which creates potential single points of failure. If these validators were to be compromised or act maliciously, it could result in network disruption, loss of funds, or other adverse effects that could materially impact the value of our HYPE token holdings.

HYPE is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols, which could have a negative impact on the price of HYPE and adversely affect the value of our HYPE holdings.

The digital asset ecosystem is characterized by rapid technological innovation and evoluation, short development cycles, and intense competition among Layer 1 blockchains and related infrastructure providers. Numerous alternative cryptocurrencies, blockchains, and DeFi platforms are vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Hyperliquid ecosystem and its HYPE token. As of October 31, 2025, HYPE was the eleventh largest digital asset by market capitalization, as tracked by CoinMarketCap.com, based on circulating market capitalization. As of October 31, 2025, the digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $3.41 trillion (including the approximately $14.3 billion market cap of HYPE, based on circulating market capitalization), as calculated using market prices and total available supply of each digital asset.

HYPE faces competition from a wide range of digital assets, including Bitcoin and Ether, and from existing protocols, such as Aptos and Sei, as well as new entrants that are currently being developed. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Hyperliquid network. As 99% of Hyperliquid’s revenues are currently allocated to the Assistance Fund for the repurchase of HYPE tokens, a decline in revenue could have a material impact on the demand for HYPE tokens. In addition, HYPE is supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. Further, the Hyperliquid network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, HYPE, and thereby adversely affect the value of our HYPE holdings.

Competitors may offer superior scalability, security, interoperability, decentralization, programmability and adoption, and may attract developers away from the HYPE ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of such protocols, including the development of additional networks that natively integrate AI into consensus mechanisms and other core features. If HYPE is unable to evolve to address such increased competition or if Layer 2 networks believe that HYPE’s core technology stack is outdated or less attractive compared with other Layer 1 networks, HYPE may be considered technologically obsolete by the next generation of protocols. Any decline in the HYPE network would materially impact the market value of HYPE and adversely affect the value of our HYPE treasury holdings and our stock price.

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Investors may also invest in HYPE through means other than our securities, including through direct investments in HYPE and other financial vehicles, including securities backed by or linked to HYPE and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to HYPE through other vehicles, rather than our securities.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as Bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Hyperliquid network, and their associated digital assets - including our HYPE holdings - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including our HYPE holdings. Over the long term, there can be no assurance that the proof-of-stake blockchain on which our HYPE holdings rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the price of HYPE and the value of our HYPE holdings.

The concentration of our HYPE holdings could enhance the risks inherent in our HYPE treasury strategy.

The concentration of our HYPE holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our HYPE treasury strategy. Any future significant declines in the price of HYPE would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of HYPE and adversely affect our business.

As a result of our HYPE treasury strategy, our assets are concentrated in our HYPE holdings. Accordingly, the emergence or growth of digital assets other than HYPE may have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortiums and financial institutions, that are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-stake consensus mechanism like the Hyperliquid network, or use different technical innovations that build upon or improve the proof-of-stake consensus mechanism. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-stake, those digital assets could gain market share relative to HYPE.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to invest in HYPE, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to invest in HYPE. The price of HYPE has been subject to significant price fluctuations and is highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our HYPE holdings.

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Any increase or decrease in the fair value of HYPE will require us to recognize unrealized gains or losses, which could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our securities. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our HYPE holdings could have a material adverse effect on our financial results and the market price of our securities.

In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our HYPE holdings, the price of such digital assets may significantly influence the market price of our securities.

Our digital asset holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. We are also subject to the credit risk of custodians.

Historically, crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in their entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital asset holdings at favorable prices or at all. Further, we use custody infrastructure providers and transact with trade execution partners. Currently, we do not deposit our digital assets directly with a custodian but instead use a self-custody approach using infrastructure provided by a custodian. These entities do not have the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation. For example, U.S. banks are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor in the case of the bank’s insolvency. U.S. broker-dealers are covered by the Securities Investor Protection Corporation (“SIPC”), which ensures recovery of the securities by the depositor. In contrast, cryptocurrency custody infrastructure providers do not offer such protections. If such a provider were to become insolvent, it is possible that we could face delays or difficulties with respect to the management of our digital assets.

Apart from the risk of insolvency of the custody infrastructure provider, there is also a risk of custodians freezing withdrawals, typically in connection with a security incident, regulatory compliance or technical issues, and may be unresponsive to customers attempting to retrieve their funds. In such events, it may be difficult to reach a representative to assist with unfreezing assets and we may not be able to sell or use our digital assets.

Additionally, the secondary market for borrowing against digital assets is not well developed. We may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital assets, especially during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions using digital assets as collateral, or otherwise generate funds using our digital assets or if we are forced to sell our digital assets at a significant loss in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of HYPE and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, HYPE and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, HYPE. As a result of any of the foregoing factors, the price of HYPE could decrease, which could adversely affect the value of our HYPE holdings.

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The Company’s liquid staking activities, including its holdings of HiHYPE (an intangible digital asset), expose the Company to additional risks and earnings volatility.

Hyperion Institutional HYPE (“HiHYPE”) is a liquid staking token (“LST”) designed by Kinetiq to enable the Company to access HyperEVM DeFi. HiHYPE evidences ownership of the Company’s deposited HYPE, the underlying digital asset of HiHYPE, in a segregated, whitelisted, KYB/AML-compliant address, and automatically accrues staking rewards. Liquid staking allows the Company to earn native staking rewards while maintaining access to liquidity on its digital assets that can be used for additional strategies on- and off-chain.

The risks involved with liquid staking differ from direct staking, including the following:

•	Liquid staking requires a certain level of technical expertise to manage the staking and un-staking process effectively. There is associated counterparty risk tied to the reliance on using the liquid staking provider’s smart contract platform.
•	Disputes or compromise among the liquid staking provider’s core team may lead to the value of staking assets diverging from HYPE or failure to exit the liquid staking position.
•	The price of the staked derivative may decrease from its original price. This may happen because the new token has a lower market price.
•	If we lose our liquid staking token, we will also lose access to our staked token. This can result from liquidations at lending protocols or other execution partners, the loss of private keys or other forms of access to the addresses that hold our LST, and mistaken or stolen asset transfers.

The Hyperliquid network is based upon the development and deployment of smart contracts, which are self-executing contracts with the terms of the agreement written into software code. Like any software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. The smart contract is deployed on Hyperliquid and, as such, may contain a bug or other vulnerability that may lead to the loss of, or inability to access, digital assets held in the smart contract. The Company currently relies on Kinetiq for its liquid staking solution. The smart contract code written by Kinetiq was audited by Code4rena, Spearbit, Pashov Audit Group, and Zenith. Nevertheless, there is no guaranty against a bug or other vulnerability leading to a loss of digital assets.

In addition, the Company is also exposed to risk of losing HYPE in the pool due to system failure or hacking. As a result, HiHYPE tokens do not confer an enforceable right to the underlying HYPE tokens, but only a claim. Further, the redemption of HiHYPE tokens back into the underlying HYPE tokens may be subject to any protocol-defined lockup or unbonding periods.

HiHYPE tokens are initially recognized at the fair value of the HYPE tokens exchanged and, due to their indefinite useful life, are not amortized but instead are subject to impairment testing. In contrast, HYPE is measured at fair value. The variances in valuation methods between HYPE and HiHYPE may create material volatility in the financial statements depending on conversion and redemption activity between HYPE and HiHYPE each period. In addition, any staking rewards earned on HiHYPE are not recognized until HiHYPE tokens are redeemed.

In connection with our HYPE treasury strategy, we expect to interact with various smart contracts deployed on the Hyperliquid platform including for certain staking activities, which may expose us to risks and technical vulnerabilities.

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In connection with our HYPE treasury strategy, we expect to interact with various smart contracts deployed on Hyperliquid blockchain in order to optimize our strategy and generate income including certain staking activities and potentially certain decentralized finance activities. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of decentralized finance applications and delegated proof-of-stake functions, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits.  Any vulnerability in a smart contract we interact with could result in the loss or theft of HYPE or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

REGULATORY RISKS ASSOCIATED WITH OUR STRATEGY

HYPE, the Hyperliquid network and other digital assets are novel and are subject to significant legal and regulatory uncertainty.

HYPE and other digital assets are relatively novel, have not been in existence for an extended period of time, and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of HYPE or the ability of individuals or institutions such as us to own or transfer HYPE.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of HYPE or the ability of individuals or institutions such as us to own or transfer HYPE. For example, within the past several years:

•	President Trump signed an Executive Order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries. This area continues to evolve and additional regulations are likely to be issued in the future, the effect of which cannot be predicted at this time;
•	in January 2025, the SEC announced the formation of a “Crypto Task Force,” which was created to provide clarity on the application of the federal securities laws to the crypto asset market and to recommend policy measures with respect to digital asset security status, registration and listing of digital asset-based investment vehicles, and digital asset custody, lending and staking;
•	in November 2023, Binance Holdings Ltd. (“Binance”) and its then chief executive officer reached a settlement with the U.S. Department of Justice, the Commodity Futures Trading Commission, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the Commodity Futures Trading Commission, pursuant to which Binance agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;
•	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer and clearing agency;
•	in June 2023, the SEC filed complaints against Binance and Coinbase, Inc. (“Coinbase”), and their respective affiliated entities, relating to, among other claims, assertions that each party was operating as an unregistered securities exchange, broker, dealer and clearing agency;

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•	the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;
•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market activities in “cryptoassets;” and
•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of HYPE and our ability to own or transfer HYPE.

It is not possible to predict whether or when new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether or when any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and HYPE specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of HYPE, as well as our ability to hold or transact in HYPE, and in turn adversely affect the market price of our listed securities.

Our HYPE treasury strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our HYPE through entities subject to anti-money laundering regulation and related compliance rules in the United States, and are considering onboarding a chief compliance officer, if we are found to have purchased any of our HYPE from bad actors that have used HYPE to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in HYPE by us may be restricted or prohibited.

A portion of our HYPE holdings may serve as collateral securing our outstanding indebtedness, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our HYPE holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our HYPE holdings. These types of HYPE-related transactions are the subject of enhanced regulatory oversight. These and any other HYPE-related transactions we may enter into, beyond simply acquiring and holding HYPE, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. The FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting HYPE, as well as enforcement actions involving or impacting our trading venues, counterparties and custody infrastructure providers, may impose significant costs or significantly limit our ability to hold and transact in HYPE. However, it is important to note that Hyperliquid-the exchange to which HYPE is native-is intended to be more decentralized than FTX, such that a single entity is unlikely to exert complete control over the entire system. For example, unlike FTX when it filed for bankruptcy protection, Hyperliquid’s assets are custodied on-chain (not centrally by a single entity), order matching on Hyperliquid occurs transparently via on-chain mechanisms (not fully off-chain), Hyperliquid is governed by a set of approximately 24 validators (not a single individual), and Hyperliquid’s on-chain states (e.g., positions, collateral, and funding rates) are publicly available such that uysers can audit the system.

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In addition, private actors that are wary of HYPE or the regulatory concerns associated with HYPE have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of HYPE, signaling a reluctance to facilitate exposure to virtual currencies.

Absent federal regulations, there is a possibility that HYPE may be classified as a “security.” Any classification of HYPE as a “security” would subject us to additional regulation and could materially and adversely impact the operation of our business.

If HYPE were classified as a “security” for purposes of the U.S. federal securities laws, our business would become subject to additional regulation, including a requirement to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). To date, neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they believe that HYPE should be classified as a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology,” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” there is no authoritative framework for determining with certainty whether HYPE is or is not a “security” for purposes of the U.S. federal securities laws, and no action has been taken by any regulator in the United States regarding such determination. For the reasons discussed below, we believe that HYPE should not be classified as a “security,” and, as a result, we do not believe the Company is required to register as an investment company under the Investment Company Act. However, because of the lack of any current authoritative framework for analyzing the issue, it is possible that the SEC or another regulatory body or federal court could determine that HYPE is a security. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that HYPE is a “security,” including a requirement to register as an investment company under the Investment Company Act. If we were required to register as an investment company, we expect we would need to make fundamental changes to our business model, strategy, operations and assets.

We have implemented a process for analyzing the U.S. federal securities law status of HYPE and other cryptocurrencies as guidance and case law continue to evolve. As part of this process, we take into account a number of factors, including the various definitions of what constitutes a “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, regulatory reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Recently, the SEC announced “Project Crypto” which is expected to result in rulemakings and/or other authoritative guidance on how to determine whether digital assets are or are not “securities” for purposes of U.S. federal securities laws. Public statements by Chairman Atkins suggest that the SEC is considering a regulatory framework that will offer substantial flexibility to determine that digital assets are not securities. Further, it appears that the current United States Congress is inclined towards increased flexibility regarding the regulatory treatment of digital assets. We expect this area of regulation will develop rapidly during this Administration, and we plan to continually monitor developments in this area as they evolve. Our position that HYPE is not a “security” is premised, in part, on our conclusion that HYPE does not meet the elements of the Howey test. Among the reasons for our conclusion that HYPE is not a security is that holders of HYPE do not have a reasonable expectation of profits from the efforts of Hyperliquid, the Hyperliquid Foundation or any other person, entity or group of persons in respect of their holding of HYPE. HYPE’s value does not primarily derive from the efforts of a centralized “manager” because Hyperliquid is structured around validator governance rather than a single operating entity. Relatedly, token holders are not passive investors; rather, they have the ability to directly influence governance decisions, staking incentives, and validator participation. Consistent with this analysis, we note that Hyperliquid’s founding team has stated a clear goal of “full decentralization” in both validator distribution and protocol governance, signaling an intent to eliminate all vestiges of centralized managerial reliance. Also, HYPE ownership does not guarantee the right to receive any interest, rewards, or other returns. While we recognize that any new regulatory framework for digital assets promulgated by the SEC may not be based on the elements of the Howey test, we believe more generally that HYPE does not otherwise have the characteristics of a “security” for purposes of the U.S. federal securities laws. The views of the SEC and other regulators, and the United States Congress, regarding the proper classification of HYPE and other digital assets may evolve over time, based in part on assessments of a multitude of factors over which we have no control. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion that HYPE should not be classified as a security, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that HYPE, or any other digital asset we might hold is a “security.” If HYPE is alleged or ultimately determined to be a security, the viability of Hyperliquid, HYPE and our own business model would be materially and adversely affected. In such event, we would likely be required to register as an investment company under the Investment Company Act, and would also be at risk of enforcement proceedings and lawsuits against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties. Such developments would adversely affect our business, results of operations, financial condition, and prospects.

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If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the test described in clause (ii) in the previous sentence, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities and cash items) consists of, and no more than 45% of its net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity.

We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act since we believe HYPE is not an investment security. With respect to Section 3(a)(1)(A), we do not hold ourselves out as being engaged primarily or propose to engage primarily in the business of investing, reinvesting, or trading in securities within the meaning of such section. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C).

HYPE and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC (“BlockFi”), in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act - including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons - likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects. Investment companies in the United States that are not registered under Section 8 of the Investment Company Act (as we are not), and which are not exempt from such registration, are generally prohibited from engaging in interstate commerce, and the contracts entered into by such companies are generally unenforceable.

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We are not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as investment companies and investment advisers under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our treasury reserve policy or our HYPE strategy, our use of leverage, the manner in which our HYPE is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our treasury reserve policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our HYPE or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding HYPE. As a result, investors in our company may be exposed to greater volatility, concentration risk and governance discretion than they would be if we were subject to the protections afforded to regulated investment vehicles.

TECHNOLOGICAL AND OPERATIONAL RISKS ASSOCIATED WITH OUR STRATEGY

HYPE is created and transmitted through the operations of the peer-to-peer Hyperliquid network, a decentralized network of computers running software following the HYPE protocol. If the Hyperliquid network is disrupted or encounters any unanticipated difficulties, the value of HYPE could be negatively impacted.

If the Hyperliquid network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Hyperliquid network may be disrupted, which in turn may prevent us from depositing or withdrawing HYPE from our wallet addresses or otherwise effecting HYPE transactions. Such disruptions could include, for example: the price volatility of HYPE; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians or others; the closing of HYPE trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Hyperliquid network. For example, in June 2025, after a trader allegedly manipulated the price of JELLY in a Hyperliquid vault market, Hyperliquid forcibly closed the market at a very low price to minimize losses. Hyperliquid’s intervention raised questions as to whether the platform is truly decentralized.

In addition, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of our HYPE, including the loss or destruction of private keys required to access our HYPE and cyberattacks or other data loss relating to our HYPE, including smart contract related losses and vulnerabilities.

We hold our HYPE in self-custodied wallet addresses, using infrastructure provided by regulated custodians, including Anchorage Digital Bank, as well as hardware wallet providers. Our custodial services contracts do not restrict our ability to reallocate our HYPE among our wallet addresses, and our HYPE holdings may be concentrated with a single custodian from time to time. In light of the significant amount of HYPE that we hold, we expect to continually seek to engage additional custody infrastructure providers to achieve a greater degree of diversification in the custody of our HYPE as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custody infrastructure providers may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk. While we will conduct due diligence on our custody infrastructure providers and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

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The digital assets held by us are not insured. The market for such insurance is in the early stages. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price. The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses. Any uninsured losses may have an adverse effect on our results of operations and/or financial condition.

To the extent that we obtain insurance to cover losses of our HYPE holdings in the future, such insurance may cover none or only a small fraction of the value of the entirety of our HYPE holdings. Any loss associated with any insolvency proceedings is unlikely to be covered by any insurance coverage we may obtain in the future related to our HYPE. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

HYPE is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the HYPE is held. While the L1 blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the HYPE held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custody infrastructure providers will be able to access the HYPE held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custody infrastructure providers, will not be compromised as a result of a cyberattack. The HYPE and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our HYPE. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of HYPE or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

We are exposed to slashing risks.

Our participation in on-chain activities related to validating and DeFi partnerships, such as our HYPE Asset Use Service, exposes the company to slashing risk, which may result in partial loss of staked digital assets. Slashing may occur due to validator misbehavior, software flaws, operational mistakes, or changes to network governance, with tokens permanently forfeited and not recoverable. Such losses could have a material adverse effect on our financial condition and reputation. While we seek to mitigate these risks through legal contracts, internal controls and counterparty diligence, residual risk remains due to factors beyond our control.

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We face other risks related to our digital asset treasury reserve business model.

Our digital asset treasury reserve business model exposes us to various risks, including the following:

•	HYPE and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our HYPE strategy subjects us to enhanced regulatory oversight;
•	regulatory changes could impact our ability to operate validators or receive rewards;
•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;
•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;
•	uncertainty around digital assets, including HYPE’s, regulatory status may impact our ability to list on certain exchanges;
•	changes in political administration may not guarantee a favorable regulatory environment for digital assets;
•	future SEC actions or court decisions could retroactively classify digital assets as a security, potentially leading to penalties or forced unwinding of transactions; and
•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

We may engage in distinct digital asset financing strategies, in which we will leverage our digital asset holdings to acquire additional amounts of the same leveraged digital assets, and may do so on a compounded basis, which will increase our exposure to smart-contract, operational, and counterparty risks.

We may engage in digital asset leverage strategies to acquire additional amounts of HYPE. As part of this strategy, we may borrow digital assets by pledging our own HYPE holdings as collateral, deploy these borrowed assets to acquire additional amounts of HYPE, and subsequently re-pledge the newly acquired HYPE to further engage in these leveraged transactions. As each of these transactions will be effectuated on chain, the strategy may expose us to significant smart-contract vulnerabilities and operational risks. The smart contracts that are used for purposes of these transactions may contain undiscovered bugs, logical errors or economic vulnerabilities that could be exploited by malicious actors or that could cause the contracts to perform in unintended ways, resulting in partial or total loss of our collateral and borrowed assets. In addition, the strategy may subject us to counterparty risk through the platforms we utilize to facilitate leveraging strategies including, among others, insolvency of the platform, coding errors, and cyberattacks. Finally, lenders customarily require that collateral ratios be maintained within narrowly defined thresholds and may exercise broad contractual discretion to impose additional margin requirements or to liquidate collateral without notice when those thresholds are breached. We may also incur losses if the interest that accrues on our borrowings significantly exceeds the revenue generated by the borrowed HYPE.

FINANCIAL REPORTING, TAX, ACCOUNTING AND TRADING RISKS ASSOCIATED WITH OUR STRATEGY

We may be subject to additional tax liability if regulation or policy changes adversely affect the tax treatment of rewards from staking HYPE.

The U.S. federal income tax treatment of rewards from staking digital assets such as HYPE remains uncertain and is currently under the subject of debate and regulatory attention. Under current guidance by the Internal Revenue Service (“IRS”), staking rewards are generally treated as ordinary income upon receipt. If regulation or policy changes, or the interpretation or enforcement thereof, results in adverse tax treatment of rewards from staking HYPE, we could be subject to increased audits by the IRS and additional tax liabilities.

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Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our HYPE holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of HYPE. The prices of digital assets have historically been subject to significant price fluctuations and are highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which we have adopted.

ASU 2023-08 requires us to measure our HYPE holdings at fair value in our balance sheet, and to recognize gains and losses from changes in the fair value of our HYPE in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our HYPE holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Unrealized fair value gains on our HYPE holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The United States enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the IRS issued proposed regulations with respect to the application of the CAMT.

In connection with the implementation of our HYPE treasury strategy, we have adopted ASU 2023-08. ASU 2023-08 requires us to measure our HYPE holdings at fair value in our balance sheet, with gains and losses from changes in the fair value of our HYPE recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include this ratable amount in addition to any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, unless the IRA is amended or the proposed regulations with respect to CAMT, when finalized, are revised to provide relief (or other interim relief is granted), we could become subject to the CAMT in future tax years. If we become subject to the CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

Due to the unregulated nature and lack of transparency surrounding the operations of many HYPE trading venues, HYPE trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in HYPE trading venues and adversely affect the value of our HYPE.

HYPE trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many HYPE trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in HYPE trading venues, including prominent exchanges that handle a significant volume of HYPE trading and/or are subject to regulatory oversight, in the event one or more HYPE trading venues cease or pause for a prolonged period the trading of HYPE or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of its June 5, 2023, complaint against Binance that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the HYPE market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the HYPE market than is commonly understood. Any actual or perceived wash trading in the HYPE market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our HYPE.

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Negative perception, a lack of stability in the broader digital currency markets and the closure, temporary shutdown or operational disruption of HYPE trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the HYPE ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in HYPE and the broader digital currency ecosystem and greater volatility in the price of HYPE. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase and Binance, two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. While the complaint against Coinbase was dismissed in February 2025, the complaint against Payward Inc. and Payward Ventures Inc. was dismissed with prejudice in March 2025, and the complaint against Binance was dismissed on May 29, 2025, the SEC or other regulatory agencies may initiate similar actions in the future. As the price of our listed securities may be affected by the value of our HYPE holdings, the failure of a major participant in the digital currency ecosystem could have a material adverse effect on the market price of our listed securities.

Delisting of our common stock from Nasdaq could prevent us from maintaining an active, liquid and orderly trading market for our common stock and may materially and adversely impact our ability to consummate certain strategic transactions.

Our ability to publicly or privately sell equity securities and the liquidity of our common stock would be adversely affected if we are delisted from The Nasdaq Capital Market or if we are unable to transfer our listing to another stock market. On September 18, 2024, we were notified by The Nasdaq Stock Market LLC, or Nasdaq, that we were in breach of Listing Rule 5550(a)(2), or the (“Minimum Bid Price Rule”), for continued listing on the Nasdaq Capital Market because the minimum bid price of our listed securities for 30 consecutive business days had been less than $1 per share. On December 12, 2024, we received a letter from Nasdaq notifying us that, because the closing bid price for our common stock was below $0.10 per share for 10 consecutive trading days, we were in breach of Listing Rule 5810(c)(3)(A)(iii). On January 31, 2025, we executed an 80-for-1 reverse stock split, following which we were notified by Nasdaq that we had regained compliance with the Minimum Bid Price Rule. Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Minimum Bid Price Rule and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and the Nasdaq Listing Qualifications Department is obligated to immediately issue a delisting determination. Therefore, if we were to fall out of compliance with the Minimum Bid Price requirement prior to January 31, 2026, we would not be able to effect a reverse stock split and would immediately be issued a delisting determination.

If our common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of our common stock, deterring broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, increased volatility in our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

If our common stock is delisted by Nasdaq, the price of our common stock may decline, and although our common stock may be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the pink sheets, an investor may find it more difficult to dispose of their common stock or obtain accurate quotations as to the market value of our common stock. If our common stock is delisted from Nasdaq, trading in our securities may be subject to the SEC’s “penny stock” rules. These “penny stock” rules will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

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Further, if our common stock is delisted, we would incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market.

The terms of our Loan and Security Agreement require us to meet certain operating covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

On November 22, 2022, we entered into a Loan and Security Agreement with Avenue Capital, which is secured by a lien on all of our assets. The amount we owed under the Loan and Security Agreement as of September 30, 2025 was $8,254,696. The Loan and Security Agreement contains customary affirmative and negative covenants and events of default. Affirmative covenants include, among others, covenants requiring us to protect and maintain our intellectual property and comply with all applicable laws, deliver certain financial reports and maintain insurance coverage. Negative covenants include, among others, covenants restricting us from transferring any part of our business or intellectual property, incurring additional indebtedness, engaging in mergers or acquisitions, repurchasing shares, paying dividends or making other distributions, making investments, and creating other liens on our assets, including our intellectual property, in each case subject to customary exceptions. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility. These restrictions may include, among other things, limitations on the incurrence of additional debt and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem capital stock or make investments. If we default under the terms of the Loan and Security Agreement or any future debt facility, Avenue may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we were to be liquidated, Avenue’s right to repayment would be senior to the rights of the holders of our common stock. Avenue could declare an event of default upon the occurrence of any event that could reasonably be expected to result in what they interpret as a material adverse effect as defined under the Loan and Security Agreement. Any declaration by Avenue of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline.

A significant portion of our total outstanding shares may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. As of September 30, 2025, we had 600,000,000 shares of common stock authorized and 7,162,659 shares of common stock outstanding, 33,820,785 shares of common stock issuable upon exercise of warrants, 97,137 shares of our common stock issuable upon exercise of options, 1,578,151 shares of common stock issuable upon the vesting and/or delivery of restricted stock units and 16,307,694 shares of common stock issuable upon conversion of Series A preferred stock.

We have broad discretion in the use of our cash, including the net proceeds from our financings, and might not use them effectively.

Our management has broad discretion in the application and deployment of our cash resources, including the net proceeds from our financing transactions, and could spend our cash in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our cash, including the net proceeds from our financings, in a manner that does not produce income or that loses value.

We may be adversely affected by the effects of inflation.

Inflation has the potential to adversely affect our liquidity, business, financial condition and results of operations by increasing our overall cost structure. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects. Recently, inflation has increased throughout the U.S. economy. We may experience increases in the prices of labor and other costs of doing business. In an inflationary environment, cost increases may outpace our expectations, causing us to use our cash and other liquid assets faster than forecasted. If this happens, we may need to raise additional capital to fund our operations, which may not be available in sufficient amounts or on reasonable terms, if at all, sooner than expected.

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As a public company, we are required to have effective internal controls and disclosure controls, which are costly and time consuming to implement. Failure to maintain adequate financial controls could cause us to have material weaknesses, which could adversely affect our operations and financial position.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, and the rules and regulations of Nasdaq. The requirements of these rules and regulations result in legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and may also place undue strain on our personnel, systems, and resources.

We are required to disclose changes made to our internal control and procedures on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer a “smaller reporting company” as defined in the rules of the SEC. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities, which would require additional financial and management resources.

An internal control system, no matter how well-designed, cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if we are unable to maintain proper and effective internal controls, we might not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities.

Any failure to maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers, and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not be effective, however, in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act, that our internal controls are perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. We have identified material weaknesses in our internal control over financial reporting, which may raise questions regarding the accuracy and reliability of our financial statements and our ability to report accurately in the future.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. During the process of preparing the financial statements as of and for the year ended December 31, 2024, we determined that we had material weaknesses related to the incorrect valuation of the Company’s accounting for shares of common stock that were issued for licensing agreements and debt modification and the impairment of a right-of-use asset. Due to the existence of these material weaknesses, our management has concluded that as of September 30, 2025, our internal control over financial reporting was not effective.

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We are taking steps to remediate these material weaknesses. However, we cannot provide any assurance that the measures we have taken to date and that we intend to implement will be sufficient to remediate the material weaknesses that we have identified, or to avoid additional material weaknesses from occurring in the future. These material weaknesses, or those that may occur in the future, could have an adverse effect on our ability to meet our reporting obligations, which could cause our investors to lose confidence in our publicly reported information, cause the market price of our stock to decline, harm our reputation, business and financial results, and expose us to litigation or investigations by the SEC or other regulatory authorities.

OTHER RISKS RELATING TO THE OWNERSHIP OF OUR COMMON STOCK

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board. Among other things, these provisions:

•	allow the authorized number of our directors to be changed only by resolution adopted by a majority of our Board;
•	limit the manner in which stockholders can remove directors from the Board, as may be permitted by law;
•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board;
•	limit who may call stockholder meetings;
•	authorize our Board to issue preferred stock without stockholder approval, which could be used to institute a stockholder rights plan, or so-called “poison pill,” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board; and
•	require all stockholder action to take place at duly called stockholder meetings and disallow the ability of our stockholders to act by majority written consent.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for substantially all disputes between us and our stockholders. These choice of forum provisions could limit the ability of stockholders to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Unless we consent to the selection of an alternative forum, our certificate of incorporation provides that the Court of Chancery of the State of Delaware, or the Court of Chancery, will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or agent to the Company or our stockholders; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or DGCL, or our certificate of incorporation or bylaws; any action to enforce or determine the validity of our certificate of incorporation or bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Since the choice of forum provisions are only applicable to “the fullest extent permitted by law,” as provided in our certificate of incorporation, the provisions do not designate the Court of Chancery as the exclusive forum for any derivative action or other claim for which the applicable statute creates exclusive jurisdiction in another forum. As such, the choice of forum provisions do not apply to any actions arising under the Securities Act of 1933, as amended, or the Exchange Act.

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These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and operating results.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If securities analysts do not continue to publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. If securities analysts do not continue coverage of us, the trading price of our stock could decrease. Additionally, if one or more of the analysts covering our business downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

We are an “smaller reporting company” and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are considered a “smaller reporting company” under Rule 12b-2 of the Exchange Act. We are therefore entitled to rely on certain reduced disclosure requirements, such as an exemption from providing selected financial data and executive compensation information. These exemptions and reduced disclosures in our SEC filings due to our status as a smaller reporting company also mean our auditors are not required to review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our common stock prices may be more volatile. We will remain a smaller reporting company until our public float exceeds $250 million as of the last business day of our most recently completed second quarter if our annual revenues are $100 million or more as of our most recently completed fiscal year, or until our public float exceeds $700 million as of the last business day of our most recently completed second quarter if our annual revenues are less than $100 million as of our most recently completed fiscal year.

We are highly dependent on the services of our senior management team, and if we are not able to retain these members of our management team or recruit and retain additional management personnel, our business will be harmed.

We are highly dependent on our senior management team. The employment agreements we have with our executive officers do not prevent such persons from terminating their employment with us at any time. The loss of the services of any of these persons could impede the achievement of our business objectives.

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In addition, we are dependent on our continued ability to retain and motivate highly qualified additional personnel. If we are not able to retain our management and to retain personnel necessary for the operation of our business, we might not be able to sustain our operations or grow.

We rely upon information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cyber security incidents, could harm our ability to operate our business effectively.

In the ordinary course of our business, we collect and store sensitive data and intellectual property and proprietary business information owned or controlled by ourselves or our business partners. This data encompasses a wide variety of business-critical information including operational information, commercial information, and business and financial information. We face four primary risks relative to protecting this critical information: loss of access; inappropriate disclosure; inappropriate modification; and inadequate monitoring of our controls over the first three risks.

The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses, breaches, interruptions due to employee error, malfeasance, faulty password management, lapses in compliance with privacy and security mandates, or other disruptions. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur substantial liability. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Our information technology systems may have vulnerabilities, and we may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyberattacks, such as ransomware attacks. A significant cyber incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay our operations, result in a violation of applicable cybersecurity and privacy and other laws, damage our reputation, cause a loss of customers or expose sensitive data, or give rise to monetary fines and other penalties, which could be significant.

Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen. Third parties may attempt to fraudulently induce employees or other persons into disclosing usernames, passwords or other sensitive information, which may in turn be used to access our information systems, commit identity theft or carry out other unauthorized or illegal activities. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. We engage third-party vendors and service providers to store and otherwise process some of our data, including sensitive and personal information. Our vendors and service providers may also be the targets of the risks described above, including cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those security measures, resulting in the unauthorized access to, misuse, disclosure, loss or destruction of our data, including sensitive and personal information, and disruption of our or third-party service providers’ systems. We and our third-party service providers may face difficulties in identifying, or promptly responding to, potential security breaches and other instances of unauthorized access to, or disclosure or other loss of, information. Any hacking or other attack on our or our third-party service providers’ or vendors’ systems, and any unauthorized access to, or disclosure or other loss of, information suffered by us or our third-party service providers or vendors, or the perception that any of these have occurred, could result in legal claims or proceedings, loss of intellectual property, liability under laws that protect the privacy of personal information, negative publicity, disruption of our operations and damage to our reputation, which could divert our management’s attention from the operation of our business and materially and adversely affect our business, revenues and competitive position. Moreover, we may need to increase our efforts to train our personnel to detect and defend against cyber- or phishing-attacks, which are becoming more sophisticated and frequent, and we may need to implement additional protective measures to reduce the risk of potential security breaches, which could cause us to incur significant additional expenses.

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Any such security breach or interruption, as well as any action by us or our employees or contractors that might be inconsistent with the rapidly evolving data privacy and security laws and regulations applicable within the United States, could result in enforcement actions by U.S. states, the U.S. federal government, regulatory penalties, other legal proceedings, including but not limited to private litigation, the incurrence of significant remediation costs, disruptions to our business operations, diversion of management efforts and damage to our reputation, which could harm our business and operations. Because of the rapidly moving nature of technology and the increasing sophistication of cybersecurity threats, our measures to prevent, respond to and minimize such risks may be unsuccessful.

In addition, our insurance may be insufficient to cover our losses resulting from cyber-attacks, breaches, or other interruptions, and any incidents may result in loss of, or increased costs of, such insurance. The successful assertion of one or more large claims against us that exceed available insurance coverage, the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, or denials of coverage, could have a material adverse effect on our business, including our financial condition, results of operations and reputation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

•	the viability of, and risks associated with, our cryptocurrency treasury strategy;

•	our ability to make payments on our debt;

•	our expectations related to the use of proceeds from our financings;

•	our intellectual property position;

•	our ability to attract and retain key personnel;

•	the impact of government laws and regulations;

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•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations;

•	general or regional economic conditions;

•	changes in U.S. GAAP; and

•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including, but not limited to, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference herein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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USE OF PROCEEDS

We may issue and sell up to $500,000,000 of our common stock from time to time pursuant to this prospectus. Because there is no minimum offering amount required to be sold under the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We currently intend to use the net proceeds, if any, from the sale of securities in this offering for working capital and general corporate purposes which may include the repayment of amounts outstanding under the Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender and Avenue Venture Opportunities Fund II, L.P., as a lender, and building the Company’s reserve of the HYPE token. The loan pursuant to the Loan and Security Agreement currently bears interest at an annual rate of 8.0%, and the maturity date is July 1, 2028.

As of the date of this prospectus, we cannot specify with certainty any of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, if any, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of common stock paid by the purchasers in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.

Our historical net tangible book value as of September 30, 2025 was approximately $35.7 million, or $4.99 per share of common stock. HYPE - digital assets are excluded from intangible assets in the computation of net tangible book value. As of September 30, 2025, the value of our HYPE - digital assets totaled $37,954,590. We calculate tangible book value per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025 was approximately $44.0 million, or $5.43 per share of common stock. We calculate pro forma net tangible book value per share by dividing (a) the proceeds received in connection with our ATM program after September 30, 2025, by (b) the 935,000 shares of common stock issued to in connection with the ATM program after September 30, 2025.

After giving effect to the sale by us of shares of our common stock in this offering in the aggregate amount of $500,000,000, at an assumed public offering price of $4.97 per share of common stock, the last reported sale price of our common stock on Nasdaq on November 13, 2025, and after deducting the fees of the Sales Agents and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been approximately $523.7 million, or $4.82 per share. This represents an immediate decrease in pro forma net tangible book value of $(0.61) per share to existing stockholders and immediate dilution of $0.15 per share to new investors in this offering. The following table illustrates this dilution on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Offering price per share of common stock			$4.97
Historical net tangible book value per share as of September 30, 2025	$4.99	(1)
Pro forma increase in net tangible book value per share	0.44
Pro forma net tangible book value per share as of September 30, 2025	5.43
Decrease per share attributable to investors in this offering	(0.61)
Pro forma adjusted net tangible book value per share after this offering			4.82
Dilution per share to investors in this offering			$0.15

(1) Includes Fair Value of HYPE - digital assets of $5.30 per share

The number of shares of common stock outstanding immediately after this offering is based on 7,162,659 shares of common stock outstanding as of September 30, 2025 (or 8,097,659 shares of common stock on a pro forma basis to include 935,000 shares of common stock issued since September 30, 2025 pursuant to our ATM program).

This number excludes:

•	97,137 shares of our common stock underlying outstanding options to purchase common stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $89.17 per share;

•	1,578,151 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of September 30, 2025;

•	3,765,076 shares of our common stock reserved for future issuance under the 2014 Plan and the 2018 Plan as of September 30, 2025;

•	warrants to purchase 33,820,785 shares of our common stock, with a weighted average exercise price of $3.54 per share as of September 30 2025; and

•	600,000 shares of our common stock issuable in connection with restricted stock units granted as an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4) as of September 30, 2025.

Unless otherwise noted, the information in this prospectus reflects and assumes no exercise of outstanding options or warrants.

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PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, and Chardan Capital Markets, LLC, or Chardan and together with Cantor, the Sales Agents. Pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $500.0 million from time to time to or through the Sales Agents acting as principals and/or sales agents. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus.

Upon delivery of a placement notice to Cantor or Chardan, as applicable, and subject to the terms and conditions of the Sales Agreement, such Sales Agent may sell shares of our common stock in negotiated transactions, including block trades, or transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made by means of ordinary brokers’ transactions, including directly on The Nasdaq Capital Market or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. We may instruct the Sales Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Sales Agents commissions, in cash, for their service in acting as agents in the sale of our common stock. The Sales Agents will be entitled to compensation at a commission rate of 4.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified fees and expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $50,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $423,500.

Settlement for sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on such other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

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The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and the Sales Agents may each terminate the Sales Agreement at any time upon ten business days’ prior notice.

Chardan has provided, and the Sales Agents and their affiliates may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services Chardan has received, and the Sales Agents may in the future receive customary fees. In particular, Chardan acted as placement agent in connection with our private placement of securities completed on June 20, 2025 and as sales agent under our prior “at-the-market” equity offering program. In the course of their respective businesses, the Sales Agents may actively trade our securities for their own respective accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. To the extent required by Regulation M, the Sales Agents will not engage in any market-making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by the Sales Agents, and the Sales Agents may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. Goodwin Procter LLP, New York, New York, is representing the Sales Agents in connection with this offering.

EXPERTS

The financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Hyperion DeFi, Inc. (formerly known as Eyenovia, Inc.) are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.hyperiondefi.com, through which you can access our SEC filings. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025, as amended on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, that we filed with the SEC on May 19, 2025,and August 13, 2025 and November 13, 2025, respectively;

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•	our Current Reports on Form 8-K that we filed with the SEC on January 16, 2025, January 24, 2025, January 28, 2025, January 31, 2025, February 24, 2025, February 25, 2025, March 20, 2025, May 2, 2025, May 2, 2025, June 5, 2025, June 24, 2025, June 27, 2025, July 2, 2025, August 21, 2025, September 8, 2025, September 24, 2025, September 29, 2025, October 2, 2025 and October 31, 2025 (in all cases, except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that we filed with the SEC on April 15, 2025; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38365.

In addition, any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed incorporated by reference into this prospectus such future filings updates and supplements the information provided in this prospectus.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.hyperiondefi.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Hyperion DeFi, Inc., 23461 S. Pointe Drive, Suite 390, Laguna Hills, CA 92653, (833) 393-6684, Attention: Corporate Secretary.

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Up to $500,000,000

Common Stock

Prospectus

Cantor                                 Chardan

, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Amount to be paid
SEC registration fee		$138,100
Accounting fees and expenses		$75,000
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

* The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify any director or officer of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reason to believe their conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and Second Amended and Restated Bylaws (the “Bylaws”) contain provisions that provide for the indemnification of directors and officers consistent with the applicable provisions of the DGCL. If a present or former director or officer successfully defends against any claim subject to indemnification by the Company, they shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

In accordance with Section 102(b)(7) of the DGCL, the Charter provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2#	Sales Agreement, dated as of November 14, 2025, by and among Hyperion DeFi, Inc., Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC.
3.1	Third Amended and Restated Certificate of Incorporation
3.1.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated June 12, 2018
3.1.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated June 12, 2024
3.1.3	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated January 31, 2025
3.1.4	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated June 30, 2025
3.1.5	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated August 20, 2025
3.3	Second Amended and Restated Bylaws
4.1	Form of Indenture
4.2*	Form of Note
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement
4.5*	Form of Rights Agreement
5.1	Opinion of Covington & Burling LLP
23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)
23.2	Consent of Marcum LLP
24.1	Power of attorney (included on signature page)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee for Form of Indenture
107	Filing Fee Table

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

# Certain information in this Exhibit was omitted by means of marking such information with parentheses (“(***)”) because the identified information (i) is not material and (ii) is the type of information that the Company treats as private or confidential.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on November 17, 2025.

HYPERION DEFI, INC.

By:	/s/ Hyunsu Jung
Name:	Hyunsu Jung
Title:	Interim Chief Executive Officer, Chief Investment Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hyunsu Jung and David Knox his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement, and any registration statement relating to any offering covered by the Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Hyunsu Jung	Interim Chief Executive Officer, Chief Investment Officer and Director	November 17, 2025
Hyunsu Jung	(Principal Executive Officer)

/s/ David Knox	Chief Financial Officer, Treasurer and Secretary	November 17, 2025
David Knox	(Principal Financial and Accounting Officer)

/s/ Michael Geltzeiler	Director	November 17, 2025
Michael Geltzeiler

/s/ Rachel Jacobson	Director	November 17, 2025
Rachel Jacobson

/s/ Ellen Strahlman	Director	November 17, 2025
Ellen Strahlman

/s/ Happy Walters	Director	November 17, 2025
Happy Walters

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